SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): August 10, 1999


                              TNP ENTERPRISES, INC.




       Texas                   001-08847                  75-1907501
(State of incorporation) (Commission File No.) (IRS Employer Identification No.)


     4100 International Plaza, P.O. Box 2943, Fort Worth, Texas         76113
              (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (817) 731-0099

Item 5.   Other Events

         On May 24, 1999, TNP Enterprises, Inc., a Texas corporation ("TNP"), SW Acquisition , L.P., a limited partnership organized and existing under the laws of Texas ("Parent"), and ST Acquisition Corp., a Texas corporation wholly owned by Parent ("Sub"), entered into an Agreement and Plan of Merger, dated as of May 24, 1999 (the"Merger Agreement"), which provides for a merger of TNP with and into ST Corp., with TNP being the surviving corporation (the "Merger"). Under the terms of the Merger Agreement, each issued and outstanding share of Common Stock, no par value, of TNP will be canceled and converted automatically into the right to receive $44.00 in cash (the "Merger Consideration").

         On August 9, 1999, TNP, Parent and Sub entered into the First Amendment to the Merger Agreement (the "Amendment"). The Amendment provides, among other things, that the Texas-New Mexico Power Company Thrift Plan for Employees will not be terminated but will be amended effective as of the effective time of the Merger to prohibit the issuance by TNP or any of its subsidiaries of any capital stock of TNP or its subsidiaries.

         The total financing for the Merger (including related costs and expenses) will be approximately $1.068 billion. Of this amount, approximately $590 million will be required to pay the Merger Consideration and up to approximately $428 million may be required to refinance certain indebtedness of TNP's wholly-owned subsidiary, Texas-New Mexico Power Company ("TNMP"), that may become due or that TNMP may be required to repurchase as a result of the change of control of TNP contemplated by the Merger. Sub intends to obtain all funds needed for the consummation of the Merger through capital contributions from Parent and through borrowing under credit facilities more fully described below. Parent and Sub have received commitment letters with respect to such facilities (the "Commitment Letters") to provide funding on the terms and conditions specified therein. Because financing is a condition to the Merger, each condition to funding set forth in the Commitment Letters is effectively a condition to Parent's and Sub's obligations to effect the Merger. There are numerous conditions to these financings, and there can be no assurance that such conditions will be satisfied or waived or that such financings will be made available to Parent or Sub, as the case may be.

         When they executed the Merger Agreement, Parent and Sub delivered to TNP executed copies of (1) subscription agreements (the "Partnership Subscription Agreements") from the general partner of Parent, Canadian Imperial Bank of Commerce (collectively with its affiliates, "CIBC"), Caravelle Investment Fund, L.L.C., an investment fund managed by CIBC ("Caravelle"), Continental Casualty Company, an indirect subsidiary of Loews Corporation ("CCC"), and Laurel Hill Capital Partners, LLC ("Laurel Hill") (collectively, the "Partnership Investors") to commit the equity financing in the amount of $100 million to provide Parent and Sub with a portion of the funds necessary to consummate the transactions contemplated by the Merger Agreement, (2) a commitment letter (the "Preferred Stock Bridge Commitment Letter") from CIBC, The Chase Manhattan Bank ("Chase"), CCC and Laurel Hill (the "Preferred Stock Investors" and, together with the Partnership Investors, the "Equity Investors") to commit preferred equity financing in an additional amount of $100 million to provide Parent and Sub with a portion of the funds necessary to consummate the transactions contemplated by the Merger Agreement, (3) commitment letters from CIBC, Chase and Chase Securities, Inc. ("CSI") to commit debt financing (as amended, the "Debt Financing") in an amount up to $868 million to provide Parent and Sub with all remaining funds necessary to consummate the transactions contemplated by the Merger Agreement. The Debt Financing would consist of:

                  borrowings by Sub of $275 million either from (1) the issuance by Sub of "high yield" Senior Subordinated Notes to be marketed through a public offering or a private placement to certain institutional investors with terms and conditions consistent with then current market conditions or (2) CIBC and Chase (the "Senior Subordinated Lenders") on the terms set forth in a commitment letter (the "Senior Subordinated Bridge Loan Commitment Letter");

                  borrowings by Sub of $165 million from CIBC, Chase and CSI (the "Senior Debt Lenders") on the terms set forth in a commitment letter (the "Senior Debt Commitment Letter"); and

                  borrowings of up to $428 million by TNMP from CIBC, Chase and CSI (the "Backstop Lenders"), on the terms set forth in a commitment letter (the "Backstop Commitment Letter") to refinance any debt of TNMP that may become due or that TNMP may be required to repurchase as a result of the change of control of TNP contemplated by the merger.

         The Preferred Stock Bridge Commitment Letter and the Commitment Letters for the Debt Financing expire in February 2000. To the extent necessary and subject to certain conditions contained in the Merger Agreement, Parent will use its best efforts to extend these Commitment Letters for an additional six months. However, there can be no assurance that the Merger can be consummated by February 2000 or that these Commitment Letters will be extended beyond such date.

         On July 9, 1999, the Senior Subordinated Bridge Loan Commitment Letter was amended to remove a requirement concerning the use of proceeds from certain sales of securities. The removed provision required generally that Parent use proceeds of sales of debt or equity securities by the Parent's subsidiaries to prepay outstanding loans under the Bridge Loan Commitment Letter, plus accrued interest and any other amounts payable thereunder.

         On July 13, 1999, the Senior Debt Commitment Letter was amended to modify a requirement concerning mandatory prepayments and commitment reductions. Under the amendment, Sub will be generally required to use 100% of the net proceeds of sales or other dispositions of assets by Sub or its subsidiaries to prepay loans provided under the Senior Debt Commitment Letter. This requirement is subject to certain exceptions and limitations. It does not apply to net proceeds from sales in the ordinary course of business of inventory, receivables or obsolete or worn-out property, or in certain other customary situations. Further, the amount of net proceeds that must be so applied shall be limited (a) to the portion of such proceeds that remain after they are first used to make any applicable mandatory prepayments or redemptions and (b) to an amount that can be paid as a dividend by the subsidiary to Sub (after receipt of any required governmental approvals). Sub has agreed to use its best efforts to cause such a dividend to be so paid.

         On July 21, 1999, the Senior Debt Commitment Letter was further amended to extend the period during which definitive documentation must be negotiated, executed and delivered from within 60 days of the acceptance of the Senior Debt Commitment Letter to within 120 days of the acceptance of the Senior Debt Commitment Letter.

         Copies of the Amendment, the Preferred Stock Bridge Commitment Letter, the Commitment Letters for the Debt Financing and the Partnership Subscription Agreements have been filed with the Securities and Exchange Commission as an Exhibit to this Form 8-K. This summary description of the Amendment, the Preferred Stock Bridge Commitment Letter, the Commitment Letters for the Debt Financing and the Partnership Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to such documents, which are incorporated by reference herein.

Item 7.   Financial Statements and Exhibits

(c)      Exhibits

99.01    General Partner Subscription Agreement for SW Acquisition, L.P.

99.02    Subscription Agreement for SW Acquisition, L.P.

99.03 Bridge Loan Commitment Letter from CIBC World Markets Corp. and The Chase Manhattan Bank to SW Acquisition, L.P., dated May 24, 1999.

99.04 Amendment to Bridge Loan Commitment Letter from CIBC World Markets Corp. and The Chase Manhattan Bank to SW Acquisition, L.P., dated July 9, 1999.

99.05 Bridge Preferred Commitment Letter from CIBC World Markets Corp., The Chase Manhattan Bank, Continental Casualty Company and Laurel Hill Capital Partners LLC to SW Acquisition, L.P., dated May 24, 1999.

99.06 Senior Secured Credit Facilities Commitment Letter from Canadian Imperial Bank of Commerce, CIBC World Markets Corp., The Chase Manhattan Bank and Chase Securities Inc. to SW Acquisition Corp., dated May 24, 1999.

99.07 First Amendment to Senior Secured Credit Facilities Commitment Letter from Canadian Imperial Bank of Commerce, CIBC World Markets Corp., The Chase Manhattan Bank and Chase Securities Inc. to SW Acquisition Corp., dated July 13, 1999.

99.08 Second Amendment to Senior Backstop Credit Facility Commitment Letter from Canadian Imperial Bank of Commerce, CIBC World Markets Corp., The Chase Manhattan Bank and Chase Securities Inc. to SW Acquisition Corp., dated July 21, 1999.

99.09 Senior Backstop Credit Facility Commitment Letter from Canadian Imperial Bank of Commerce, CIBC World Markets Corp., The Chase Manhattan Bank and Chase Securities Inc. to SW Acquisition Corp., dated May 24, 1999.

99.10 First Amendment to Agreement and Plan of Merger, by and among SW Acquisition, L.P., ST Acquisition Corp., and TNP Enterprises, Inc., dated August 9, 1999.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   TNP ENTERPRISES, INC.


August 10, 1999                     By:     /s/  PAUL W. TALBOT
                                           -------------------------------------
                                           Paul W. Talbot
                                           Secretary

                                  EXHIBIT INDEX

Exhibit
Number           Description
-----------      -----------

99.01            General Partner Subscription Agreement for SW Acquisition, L.P.

99.02            Subscription Agreement for SW Acquisition, L.P.

99.03 Bridge Loan Commitment Letter from CIBC World Markets Corp. and The Chase Manhattan Bank to SW Acquisition, L.P., dated May 24, 1999.

99.04 Amendment to Bridge Loan Commitment Letter from CIBC World Markets Corp. and The Chase Manhattan Bank to SW Acquisition, L.P., dated July 9, 1999.

99.05 Bridge Preferred Commitment Letter from CIBC World Markets Corp., The Chase Manhattan Bank, Continental Casualty Company and Laurel Hill Capital Partners LLC to SW Acquisition, L.P., dated May 24, 1999.

99.06 Senior Secured Credit Facilities Commitment Letter from Canadian Imperial Bank of Commerce, CIBC World Markets Corp., The Chase Manhattan Bank and Chase Securities Inc. to SW Acquisition Corp., dated May 24, 1999.

99.07
                 First Amendment to Senior Secured Credit Facilities Commitment Letter from Canadian Imperial Bank of Commerce, CIBC World Markets Corp., The Chase Manhattan Bank and Chase Securities Inc. to SW Acquisition Corp., dated July 13, 1999.

99.08 Second Amendment to Senior Backstop Credit Facility Commitment Letter from Canadian Imperial Bank of Commerce, CIBC World Markets Corp., The Chase Manhattan Bank and Chase Securities Inc. to SW Acquisition Corp., dated July 21, 1999.

99.09 Senior Backstop Credit Facility Commitment Letter from Canadian Imperial Bank of Commerce, CIBC World Markets Corp., The Chase Manhattan Bank and Chase Securities Inc. to SW Acquisition Corp., dated May 24, 1999.

99.10            First  Amendment to Agreement and Plan of Merger,  by and among
                 SW   Acquisition,   L.P.,  ST   Acquisition   Corp.,   and  TNP
                 Enterprises, Inc., dated August 9, 1999.